EXHIBIT 6

                  EMPLOYMENT AGREEMENT, dated as of February 24, 1997, between REFRIGERATION TECHNOLOGY INC., a Delaware corporation (the "Company"), and RON BACCHUS, residing at ---------------------------------------, New Mexico -----
("Employee").

                  The Company desires to engage Employee to perform services for the Company and its affiliates and (subject to Section 8) any successor or assign of the Company, and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

                  1.       TERM
                           ----

                  The Company agrees to employ Employee, and Employee agrees to serve, on the terms and conditions of this Agreement, including the provisions of Section 7 providing for early termination, for a five year period commencing with the date of the Closing, as defined in that Acquisition Agreement of even date among the Company, Quality Air, Inc. ("QAI"), Employee and others (which provides for the acquisition by the Company of the business and substantially all of the assets of QAI). If the Closing does not take place, this Agreement and all obligations of each party hereunder shall immediately terminate as if never entered into. The period during which Employee is employed under this Agreement is referred to as the "Employment Period".

                  2.       DUTIES
                           ------

                           a.       During the Employment Period, Employee shall
devote his attention and energies to the business of the Company and its parent and subsidiary companies (its "affiliates") on a full-time basis, and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from investing his assets in such manner as will not require him to expend any material time or effort in regard thereto or to perform any services in connection therewith.

                           b.       At all times during the Employment Period,
and thereafter if Employee continues in the employ of the Company or any of its affiliates, Employee shall serve the Company and its affiliates faithfully, diligently and in good faith.

                           c.       During the Employment Period, Employee shall
perform such services as may be required of him by the Company and its affiliates, under and subject to the instructions, directions and control of the Board of Directors of the Company and its President (the "President"), to whom he shall report. Employee shall serve as Vice President - Manufacturing of the Company. Employee's primary responsibility shall be to perform those duties reasonably required of, and related to, his position and such other duties as may be assigned to Employee from time to time which are not inconsistent with those customarily assigned to responsible executive employees.

                           d.       At all times during the Employment Period,
and thereafter if Employee continues in the employ of the Company or any of its affiliates, Employee shall adhere to all rules and regulations that have been or that hereafter may be established by the Company and its affiliates for the conduct of their employees.

                           e.       Employee recognizes that he shall be
available to travel as the needs of the business require.

                           f.       Employee represents that he is under no
contractual or other restriction or obligation which is inconsistent or in conflict with his obligations under this Agreement or the rights of the Company under this Agreement. Employee further represents that he is in good health, with no chronic or recurring illness, and is insurable at normal rates. If requested by the Company, Employee shall cooperate in applying for and obtaining, at the Company's expense, key-man insurance for the benefit of the Company.

                  3.       COMPENSATION
                           ------------

                  As and for full and complete compensation to Employee under this Agreement, the Company agrees to pay to him, and he agrees to accept, the following:

                           a.       The Company shall pay Employee during the
Employment Period an annual salary of no less than $80,000 (the "Base Salary") payable in equal bi-weekly installments, or as otherwise may be the practice of the Company in making salary payments.

                           b.       The Company, in its sole and absolute
discretion, may consider the granting of a bonus to Employee in such form and amount, if any, as the Company may determine.

                           c.       All compensation paid to Employee shall be
subject to withholding and deductions to the extent required by applicable law.

                           d.       Employee shall be eligible to participate
in, and to be covered by, each life insurance, accident insurance, health insurance and hospitalization, or other plan or benefit, if any, effective generally (and not only with respect to a specific individual or individuals) with respect to employees of the Company, if he shall be eligible under the terms of such plan, without restriction or limitation by reason of this Agreement. Nothing contained herein, however, shall be construed to require the Company to establish any plans not in existence on the date hereof, to continue any plans in existence on the date hereof, or to prevent the Company from modifying and/or terminating any of the plans in existence on the date hereof, and no such act or omission shall be deemed to affect this Agreement or any of the provisions contained herein.

                           e.       During the Employment Term, Employee shall
be entitled to a vacation of three weeks, and also shall be entitled to all paid holidays given by the Company to its employees generally. Vacation days not taken shall not accumulate and shall not be available to Employee in subsequent years of this Agreement. Vacations shall be coordinated with other Company executives and the President and shall be scheduled by Employee with due regard to his activities with, and his responsibilities for, the Company and its affiliates.

                           f.       Employee shall be entitled to reimbursement
for all reasonable out-of- pocket expenses incurred in performing his services hereunder, within the limits of authority which may be established by the Company from time to time, provided that Employee properly accounts for such expenses in accordance with Company policy.

                  4.       NON-COMPETITION
                           ---------------

                  In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company and its affiliates that it is expected Employee will obtain, and in consideration of the acquisition by the Company of the business and substantially all of the assets of QAI and the compensation to be received hereunder, Employee agrees that, for the greater of (a) five years commencing with the Closing, or (b) the period during which Employee continues to be employed by the Company or any of its affiliates plus six months (the "Restriction Period"), Employee will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant to, or be an owner of, any other business or organization which may then be competing with the Company or its affiliates; provided, however, that if Employee's employment hereunder is terminated by the Company without Cause, such period of non-competition shall be limited to six months after such termination. For purposes of this Agreement, mere ownership of not more than 1% of the outstanding common stock of a corporation registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 shall not be deemed to be a violation of this Section.

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                  5.       PATENTS, ETC
                           ------------

                  Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes (collectively, the "Inventions") which Employee now or hereafter during the Restriction Period may own, conceive of or develop, and which either relate to the fields in which the Company or any of its affiliates may then be engaged or contemplates being engaged, or are conceived of or developed utilizing the time, assets, facilities or information of the Company or any of its affiliates, shall belong to the Company. As soon as Employee owns, conceives of, or develops any Invention, he agrees immediately to communicate such fact in writing to the President and, without further compensation, but at the Company's expense, forthwith shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company, or as the Company may direct, all of Employee's right, title and interest in and to the Inventions, free and clear of liens, mortgages, security interests, pledges, charges and encumbrances, and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries and in such name as the Company may direct.

                  6.       CONFIDENTIAL INFORMATION
                           ------------------------

                  All confidential information which Employee may possess or may obtain during the Restriction Period relating to the business of the Company or any of its affiliates or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him, except during the Employment Period in the business and for the benefit of the Company, without prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment. For purposes of this Agreement, confidential information does not include (a) information which at the time of disclosure to Employee is generally available to the public, (b) information which, subsequent to disclosure to Employee, becomes generally available to the public without fault on Employee's part, (c) information which is known in general to Employee's profession or to the industry in which the Company is engaged, or (d) knowledge of skills which are known in general to Employee's profession.

                  7.       TERMINATION.
                           -----------

                           a.       DEATH. In the event that Employee shall die
during the Employment Period, then, notwithstanding any other provisions hereof, Employee's employment hereunder shall terminate forthwith. In addition to any unpaid compensation then accrued, Employee's estate shall be entitled to receive the proceeds of any life insurance on Employee's life if and to the extent then maintained by the Company for Employee's sole benefit.

                           b.       DISABILITY. If Employee shall become
incapacitated during the Employment Period to such an extent that he shall be unable to perform his duties hereunder, and such incapacity shall continue for at least four consecutive weeks or for at least 45 days in any twelve-month period, the Company may, at or at any time thereafter during the continuance of such incapacity, give notice to Employee of the termination of his employment hereunder on a date stated in such notice, and, in such event, Employee's employment hereunder shall terminate on such date. Such termination shall not affect any disability payments otherwise due hereunder to the Employee.

                           c.       FOR CAUSE. If, during the Employment Period,
the employment of Employee by the Company should terminate by reason of Employee's voluntary action, or by the Company for "Cause", then the Company's obligations for payment or delivery of salary, bonus, if any,


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

and other entitlements under this Agreement with respect to any future period shall thereupon terminate. Written notice of termination for Cause shall be given by the Company to Employee and shall be effective upon receipt. For purposes of this Agreement, Cause consists of (1) Employee's (A) refusal to carry out specific lawful directions of the Board of Directors or of the President, which directions shall not be inconsistent with the provisions of this Agreement, or (B) refusal or failure to properly, adequately and fully perform part of his duties assigned to him which are not in violation of this Agreement, which refusal or failure is not remedied promptly, but in no event later than five days after notice thereof to Employee, (2) Employee's commission of an act of fraud, misappropriation or dishonesty (including falsification of information given to the Company in connection with Employee's hire) to the Company or any of its affiliates or falsification of a written document delivered to the Company or any of its affiliates or on the Company's or such affiliate's behalf, and (3) Employee's commission of a crime with respect to which, in the reasonable judgment of the Company, Employee is likely to be incarcerated or as result of which the Company, in its reasonable judgement, determines it would be inappropriate for Employee to continue as an employee of the Company.

                           d.       WITHOUT CAUSE. If, during the Employment
Period, the employment of Employee by the Company is terminated by the Company without Cause, then the Company shall continue to pay Employee his salary for a period of two months thereafter, and all other obligations of the Company for payment or delivery of salary, bonus, if any, and other entitlements under this Agreement with respect to any future period shall thereupon terminate.

                  8.       MISCELLANEOUS PROVISIONS.

                           a.      ENTIRE AGREEMENT. This Agreement sets forth
the entire agreement and understanding between the parties with respect to the employment of Employee by the Company and supersedes all prior agreements, arrangements and understandings between the parties with respect thereto.

                           b.      MODIFICATION AND WAIVER. This Agreement may
be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by an instrument executed by the party to be charged or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision of this Agreement in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

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

                           c.       NOTICES. All notices, demands, consents,
waivers and other communications ("Communications") given under this Agreement may be in writing and shall be given (and shall be deemed to have been duly given and received) upon the earlier of actual receipt, one business day after being sent by overnight courier service or telecopier or three business days after being sent by certified mail to the Company (to the attention of the President and with second copies to the Chairman of the Company and of the Company's parent, if any) and to Employee, each at their respective home addresses or to such other address as either party may hereafter specify by notice to the other party. Simultaneously with sending a Communication to the Company, a copy of the Communication shall be sent to the Company's counsel (currently Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017, Attention: Arthur Katz, Esq.). Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

                           d.       GOVERNING LAW. This Agreement shall be
construed in accordance with and governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                           e.       SURVIVAL. The covenants, agreements,
representations, and warranties contained in or made pursuant to this Agreement shall survive the execution of this Agreement and the conclusion of the Employment Period, irrespective of any investigation made by or on behalf of any party.

                           f.       BINDING EFFECT. This Agreement shall be
binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.

                           g.       INVALIDITY. The invalidity of any part of
this Agreement is not intended to render invalid the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision is intended to be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


REFRIGERATION TECHNOLOGY INC.


By: /s/ Theo W. Muller                    /s/ Ron Bacchus
   --------------------------             -----------------------
        Theo W. Muller, Sole Director         Ron Bacchus



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